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                                                                    Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

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                                                                                                       State of
                                                                                     Percentage      Incorporation
                                                                                         of               or
               Parent                                 Subsidiary                      Ownership      Organization
               ------                                 ----------                      ---------      ------------

First Independence Corporation      First Federal Savings and Loan Association of       100%            Federal
                                    Independence

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